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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-72689) and related Prospectus of At Home Corporation for the registration of 919,000 shares of its Series A common stock and to the incorporation by reference therein of our report dated January 19, 1999, with respect to the consolidated financial statements of At Home Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                               Ernst & Young LLP
San Jose, California

April 26, 1999